                                                                    EXHIBIT 10.1

                              MASTER LOAN AGREEMENT




                                                               CONTRACT NO. 3297



    THIS MASTER LOAN AGREEMENT (this "AGREEMENT") is entered into effective as of DECEMBER 31, 2001 by and between DVI FINANCIAL SERVICES INC. ("DVI") and SUNLINK HEALTHCARE CORP., SOUTHERN HEALTH CORPORATION, SOUTHERN HEALTH CORPORATION OF DAHLONEGA, INC., SOUTHERN HEALTH CORPORATION OF ELLIJAY, INC., SOUTHERN HEALTH CORPORATION OF JASPER, INC., SOUTHERN HEALTH CORPORATION OF HOUSTON, INC., CLANTON HOSPITAL, INC., AND DEXTER HOSPITAL, INC. (collectively, the "OBLIGOR").

    NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and affirmed, and intending to be legally bound hereby, the parties agree as follows:

                             ARTICLE 1 - DEFINITIONS

    1.1 SPECIFIC DEFINITIONS. As used in this Agreement, the following terms (whether used in the plural or singular form) will mean:

        "AFFILIATE" means, with respect to any Person, any other Person that directly or indirectly Controls, is controlled by or is under common Control with that Person.

        "CODE" means the Uniform Commercial Code as enacted in Pennsylvania, as the same may be amended from time to time. References in this Agreement to any section of the Code will mean, on or after the adoption date of any revision to the Code in the Commonwealth of Pennsylvania, such revised or successor section thereto.

        "COLLATERAL" means all tangible and intangible assets of any type or nature pledged to DVI by Obligor or any other Person to secure the Obligations, or any of them, whether pursuant to the Security Documents or otherwise.

        "COMMITMENT LETTER" has the meaning given to such term in SECTION 2.1 hereof.

        "CONTROL" means (a) the ownership of a majority of the voting power of all classes of voting stock or other ownership interests of a Person (other than an individual) (b) the ownership of a majority of the beneficial interest in income and/or capital of a Person (other than a corporation or an individual) or
(c) possession, directly or indirectly, of power to direct, or cause the direction of, management or policies (whether through ownership of securities or other interests in a Person (other than an individual), by contract or otherwise).

        "DEFAULT RATE", with respect to each Loan, has the meaning given to such term in the Note evidencing such Loan.

        "EVENT OF DEFAULT" has the meaning specified in ARTICLE 5 hereof.

        "GAAP" means generally accepted accounting principles as adopted in the United States, consistently applied and maintained.

        "GOVERNMENTAL AUTHORITY" means any governmental or political subdivision, any agency, authority, bureau, central bank, commission, department or instrumentality thereof or any court, tribunal, grand jury or arbitrator, in any case, whether foreign or domestic.

        "HEALTH CARE LAWS" means all federal, state and local laws relating to health care providers and health care services, including, without limitation,
Section 1877(a) of the Social Security Act as amended by the Omnibus Budget Reconciliation Act of 1993, 42 U.S.C. Section 1395nn.

        "INDEBTEDNESS" of a Person means (a) all items which, in accordance with GAAP, would be included in determining total liabilities as shown on the liability side of the balance sheet of such Person on the date as of which such Indebtedness is to be determined, including, without limitation any lease which, in accordance with GAAP, would constitute indebtedness, (b) all indebtedness secured by any mortgage, pledge, security, lien or conditional sale or other title retention agreement to which any property or asset owned or held by such Person is subject, whether or not the indebtedness secured thereby has been assumed, (c) all obligations of such Person with respect to bankers' acceptances, letters of credit or similar



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                                                               CONTRACT NO. 3297

obligations, whether such obligations are absolute or contingent, (d) all obligations of such Person in respect to interest rate or currency protection agreements, futures, options, caps or other derivatives, (e) preferred stock and
(f) all indebtedness of a kind described in clauses (a) through (e) of any other Person that such Person has, directly or indirectly, guaranteed, endorsed (other than for the collection or deposit in the ordinary course of business), discounted or sold with recourse or agreed (contingently or otherwise) to purchase or repurchase or otherwise acquire, or in respect of which such Person has agreed to supply or advance funds (whether by way of loan, stock or equity purchase, capital contribution or otherwise) or otherwise to become directly or indirectly liable.

        "LENDER EXPENSES" means all (a) costs and expenses (including, without limitation, taxes and insurance premiums) required to be paid by Obligor or any Surety under this Agreement or under any of the other Loan Documents that are paid or advanced by DVI or any Affiliate of DVI, (b) filing, recording, publication and search fees paid or incurred by DVI in connection with DVI's transactions with Obligor, (c) costs and expenses incurred by DVI to correct any Event of Default, enforce any provision of the Loan Documents or in gaining possession of, maintaining, handling, preserving, storing, shipping, selling or preparing for sale or advertising to sell any Collateral, whether or not a sale is consummated, after the occurrence and during the continuance of an Event of Default, (d) costs and expenses of suit incurred by DVI in enforcing or defending the Loan Documents or any portion thereof, (e) costs and expenses incurred by DVI to convert any data submitted to DVI by Obligor, any Surety or any of their respective Affiliates to a form reasonably acceptable to DVI and
(f) DVI's reasonable attorney fees and expenses incurred (before or after execution of this Agreement) in advising DVI with respect to, or in structuring, drafting, reviewing, negotiating, amending, terminating, enforcing, defending or otherwise concerning, the Loan Documents or any portion thereof, irrespective of whether suit is brought.

        "LIEN" means any security interest, mortgage, pledge, assignment, lien or other encumbrance of any kind, including, without limitation, any interest of a vendor under a conditional sale contract or consignment and any interest of a lessor under a capital lease.

        "LOAN" has the meaning given to such term in SECTION 2.1 hereof.

        "LOAN DOCUMENTS" means this Agreement, the Notes, the Security Documents and any other certificates, documents, instruments or riders delivered by Obligor, any Surety or any of their Affiliates to DVI pursuant to the terms of, or otherwise in connection with, this Agreement or any of the Loans, as the same may be amended, increased, decreased, modified, replaced, supplemented, renewed or extended from time to time.

        "MATERIAL ADVERSE EFFECT" means, with respect to any Person or any event or circumstance, a material adverse change in (a) the business, assets, financial condition, management or operations of that Person, (b) the ability of that Person to perform its Obligations or (c) the value of the Collateral.

        "MATURITY DATE" with respect to each Loan has the meaning given to such term in the Note evidencing such Loan.

        "NOTE" means each of the Secured Promissory Notes evidencing a Loan, executed by Obligor pursuant to the terms of this Agreement.

        "OBLIGATIONS" means (a) the due and punctual payment of all amounts due or becoming due under any of the Notes, (b) the performance of all obligations of Obligor under this Agreement, the Notes and the other Loan Documents, (c) the due and punctual payment and performance by Obligor or any Surety of their respective obligations with respect to all Loans, advances, indebtedness, leases and other obligations owed by them to DVI or any Affiliate of DVI, whether now existing or hereafter arising (including, without limitation, those owed by Obligor or any Surety to any other Person and acquired by DVI or any Affiliate of DVI by purchase, assignment or otherwise) and whether direct or indirect, primary or as guarantor or surety, absolute or contingent, liquidated or unliquidated, matured or unmatured, whether or not secured by additional collateral and whether or not arising under any of the Loan Documents and (d) any of the foregoing that arises after the filing of a petition by or against Obligor under the United States Bankruptcy Code even if the obligations do not accrue because of the automatic stay under the United States Bankruptcy Code
Section 362 or otherwise.

        "OBLIGOR'S BOOKS" means all books and records of Obligor, including, without limitation, all computer programs, disk or tape files, printouts, runs and other computer-prepared information and the equipment containing such information; provided, however, that confidential patient records are not included therein, except to the extent permitted by law.

        "PERMITTED LIEN" means (i) Liens for property taxes and assessments or governmental charges or levies and Liens securing claims or demands of mechanics and materialmen, provided that payment thereof is not yet due or is being contested as permitted in this Agreement; (ii) Liens of or resulting from any judgment or award, the time for the appeal or petition for rehearing of which has not expired, or in respect of which Obligor is in good faith prosecuting an appeal or proceeding for a review and in respect of which a stay of execution pending such appeal or proceeding for review has been secured; (iii) Liens and priority claims incidental to the conduct of business or the ownership of properties and assets (including warehouse's and attorney's Liens and statutory landlord's Liens); deposits, pledges or Liens to secure the performance of bids, tenders, or trade contracts, or to secure statutory obligations; and surety or appeal bonds or other Liens of like general nature incurred in the ordinary course of business and not in connection with the borrowing of money; provided that in each case the obligation secured is not overdue or, if overdue, is being


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                                                               CONTRACT NO. 3297

contested in good faith by appropriate actions or proceedings; and further provided that any such warehouse's or statutory landlord's Liens have been subordinated to the Liens of DVI in a manner satisfactory to DVI; (iv) Liens existing on the date of this Agreement that secure Indebtedness of Obligor outstanding on such date and that are disclosed on Schedule 1.1 hereto; (v) Liens in favor of DVI granted under the Loan Documents or any Liens in favor of DVI's subsidiaries or Affiliates and (vi) purchase money Liens and/or capitalized leases in an aggregate amount not to annually exceed $1,000,000 in principal and/or capitalized lease amounts incurred in any fiscal year ; provided that the property subject to any of the foregoing is acquired or leased by Obligor in the ordinary course of its business, the Lien on any such property is created contemporaneously with such acquisition, and the purchase money Indebtedness or capitalized lease obligations shall only be secured by the property so acquired or leased.

        "PERSON" means an individual, corporation, partnership, limited liability company, trust, unincorporated association, joint venture, joint-stock company, government (including, without limitation, political subdivisions), Governmental Authority or any other entity.

        "SECURITY DOCUMENTS" means any surety, stock pledge agreement, security agreement and any other agreement, assignment or instrument now or hereafter entered into between Obligor or any Surety and DVI, or executed by Obligor or any Surety and delivered to DVI, to secure repayment of the Loans or any of them.

        "SURETY" means any Person, other than Obligor, who is or hereafter becomes obligated for repayment of any Loan, or portion thereof, or any other Obligation of Obligor, whether as guarantor, surety, pledgor, mortgagor or otherwise and whether by contract or operation of law.

        "UNMATURED DEFAULT" means any event or condition that, with notice, passage of time, or a determination by DVI or any combination of the foregoing, would constitute an Event of Default.

        1.2 GAAP. All financial terms used in this Agreement other than those expressly defined in SECTION 1 or in any rider attached hereto, have the meanings accorded to them under GAAP. All other terms used in this Agreement, other than those defined in this SECTION 1 or in any rider attached hereto, have the meanings accorded to them in the Code if so defined therein.

        1.3 CONSTRUCTION. This Agreement has been reviewed by each of the parties and their respective counsel and is entitled to be construed and interpreted according to the ordinary meaning of the words used so as to accomplish fairly the purposes and intentions of all parties hereto. The parties agree that there will be no presumption to construe ambiguous provisions against one party or the other.

                              ARTICLE 2 - THE LOANS

        2.1 THE LOANS. Obligor has requested, and may hereafter request from time to time, that DVI extend one or more credit facilities (each, if and when extended, a "LOAN") for the direct or indirect benefit of Obligor. DVI is under no obligation to extend any such Loan to Obligor unless and until DVI issues to Obligor a letter or other writing which expressly states that it is intended to be a legally binding commitment to extend a Loan (each such writing, a "COMMITMENT LETTER"). Obligor acknowledges, understands and agrees that no oral or written communication from DVI to Obligor or any other Person will create any obligation on the part of DVI to extend any Loan, regardless of any factors including course of conduct, unless it is a Commitment Letter. Obligor further acknowledges, understands and agrees that if DVI issues a Commitment Letter to Obligor (a) only Obligor will be entitled to rely on such Commitment Letter and
(b) DVI's obligation to extend the Loan(s) described therein will be subject to
(i) all of the terms and conditions set forth or referred to in such Commitment Letter, (ii) the terms and conditions set forth herein and in any other Loan Document, (iii) all representations and warranties set forth herein and in the other Loan Documents being accurate and complete in all material respects at the time such Loan is to be advanced, (iv) no Event of Default or Unmatured Default existing at the time such Loan is to be advanced and (v) no Material Adverse Effect having occurred; provided , however, DVI hereby waives the requirement that DVI receive a Landlord Waiver pertaining to the Collateral in respect of those locations identified in Schedule 2.1 attached hereto. Obligor's obligation to repay a Loan will be evidenced by one or more Notes (as DVI may direct) in the aggregate face amount of such Loan and in form and substance satisfactory to DVI. Obligor agrees to use the proceeds of each Loan for the purposes identified in the applicable Note, or, if no purpose is therein identified, for general corporate purposes.

        2.2 INTEREST AND PAYMENT. Obligor will repay each Loan for which it is obligated, together with interest thereon, in such amounts, at such rates and at such times as set forth in the Note or Notes evidencing such Loan.

        2.3 ACCELERATION. Upon acceleration of any Loan following the occurrence of an Event of Default, Obligor will pay to DVI the sum of the following: (a) all unpaid sums due or to become due hereunder, under the Note evidencing such Loan or under any other Loan Document and, with respect to any interest component relating thereto, interest will be calculated and paid at the applicable rate set forth in the Note through the Maturity Date for such Loan or the actual date of payment, which ever is later, whether or not such interest has accrued, plus (b) any and all losses, costs, expenses or damages incurred by DVI as a result of such prepayment, including, without limitation, penalties, charges, make-whole payments, repurchase obligations or any other payment owing by DVI as a result of the terms of any securitization agreement, pooled sale agreement or similar documentation between DVI or Affiliate of DVI and any other Person pursuant to which such Note and Loan, or any interest thereon, may have been



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                                                               CONTRACT NO. 3297

conveyed, plus (c) all accrued and unpaid taxes, fees or other amounts due under this Agreement or any other Loan Document, plus (d) all Lender Expenses.

        2.4 SURVIVAL. All representations, warranties, covenants and agreements set forth herein will survive the making of each Loan and will remain operative and in full force and effect regardless of any investigation made by or on behalf of DVI.

                   ARTICLE 3 - REPRESENTATIONS AND WARRANTIES

        Obligor hereby represents and warrants to DVI as follows:

        3.1 EXISTENCE. Obligor, if not a natural person, is duly formed, validly existing and in good standing under the laws of the state of its organization. Obligor is qualified and licensed to do business and is in good standing in each state in which the conduct of its business or its ownership of property requires that it be so qualified or licensed, except where the failure to be so qualified or licensed does not result in a Material Adverse Effect, and has the power and authority (corporate and otherwise) to execute and carry out the terms of the Loan Documents to which it is a party, to own its assets and to carry on its business as currently conducted.

        3.2 AUTHORIZATION. The execution, delivery and performance by Obligor of this Agreement and each Loan Document to which it is a party have been duly authorized by all necessary action. Obligor has duly executed and delivered this Agreement and each other Loan Document to which it is a party, and this Agreement and each such Loan Document constitute a valid and binding obligation of Obligor enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditor's rights generally and by general principles of equity. The copies of each Loan Document delivered by Obligor to DVI in connection with any Loan made hereunder are accurate and complete copies of such documents, each of which is in full force and effect and has not been amended, modified or terminated in any respect.

        3.3 NO BREACH. The execution, delivery and performance by Obligor of this Agreement and each other Loan Document to which it is a party (a) will not contravene any law or any governmental rule or order binding on it or its assets, (b) will not violate any provision of the applicable organizational and governance documents of Obligor, (c) will not violate any agreement or instrument by which Obligor or its assets are bound, (d) do not require any notice to or consent by any Governmental Authority, except for consents already obtained, currently in effect and copies of which have been delivered to DVI and
(e) will not result in the creation of a Lien on any assets of Obligor except the Liens in favor of DVI.

        3.4 BUSINESS. Obligor has all material franchises, licenses, approvals, registrations, authorizations, patents, trademarks, copyrights and other rights necessary to own and conduct its businesses, all of which are in full force and effect and are not in conflict with the rights of others. Obligor is neither a party nor is subject to any agreement or restriction that is reasonably likely to result in the occurrence of a Material Adverse Effect.

        3.5 LAWS AND AGREEMENTS. Obligor is in compliance in all material respects with (a) all material contracts and agreements applicable to it and (b) all laws, rules, regulations and orders of all federal, state and local governmental agencies and courts applicable to it or to the ownership or use of its assets.

        3.6 FINANCIAL CONDITION. All financial statements and information relating to Obligor or any of its assets that have been, or may hereafter, be delivered by Obligor to DVI are and will be accurate and complete in all material respects and have been and will be prepared in accordance with GAAP, to the extent applicable. There are no material obligations or liabilities of any kind of Obligor not disclosed in financial information previously provided to DVI and no Material Adverse Effect has occurred since the date of the most recent financial statements submitted to DVI.

        3.7 HEALTH CARE LAWS. Obligor (a) has obtained all material permits, licenses and other authorizations that are required under Health Care Laws applicable to Obligor, (b) is in compliance in all material respects with all terms and conditions of such required permits, licenses and authorizations and
(c) is in compliance in all material respects with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in such Health Care Laws.

        3.8 CUMULATIVE REPRESENTATIONS. The warranties, representations and agreements set forth herein are cumulative and in addition to any and all other warranties, representations and agreements that Obligor or any Surety gives, or causes to be given, to DVI, either now or hereafter.

        3.9 FULL DISCLOSURE. No representation, warranty or statement by Obligor contained in this Agreement, any schedule, exhibit or rider attached hereto, any Loan Document or any other document, instrument or certificate furnished by or on behalf of it pursuant to this Agreement or in connection with any Loan contains any inaccurate, incomplete or misleading statement of material fact, or omits to state a material fact necessary to make the statements contained therein not materially misleading.



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                                                               CONTRACT NO. 3297

                              ARTICLE 4 - COVENANTS

        Except with the prior written consent of DVI, Obligor will comply with the following, as applicable:

        4.1 BUSINESS. Obligor will engage in business of the same general character as that now conducted by Obligor.

        4.2 HEALTH CARE COVENANTS. Obligor will (a) comply in all material respects with, and will obtain all material permits required by, all Health Care Laws applicable to it and (b) promptly furnish to DVI a copy of any communication from any Governmental Authority concerning any material violation of any Health Care Laws.

        4.3 COMPLIANCE WITH LAWS. Obligor will comply in all material respects with all laws and regulations applicable to it in the operation of its business.

        4.4 LICENSES, PERMITS. Obligor will maintain the validity, force and effect of, and operate in material compliance with, all material franchises, grants, authorizations, licenses, permits, easements, consents, certificates and orders required for the conduct of its business.

        4.5 RICO. Obligor will not engage in any conduct or fail to take any action which will, or would, under the facts and circumstances relative thereto, violate the Racketeer Influenced and Corrupt Organization Act as amended by the Comprehensive Act of 1984, 18 U.S.C. Sections 1961-68.

                     ARTICLE 5 - EVENTS OF DEFAULT; REMEDIES

        5.1 EVENTS OF DEFAULT. Each of the following shall constitute an "EVENT OF DEFAULT" hereunder:

            (a) If Obligor fails to make any payment of principal or interest or any other payment on any Note or any other Obligation when due and payable, by acceleration or otherwise, and such failure continues for ten (10) calendar days after such amount is first due,

            (b) If there occurs an event of default under any other Loan Document and such event of default is not remedied within the applicable notice, grace or cure period, if any, provided in such other Loan Document,

            (c) If Obligor fails to observe or perform any covenant, condition or agreement to be observed or performed hereunder or under any other Loan Documents and such failure is not cured within thirty (30) days of written notice of such failure from DVI to Obligor. If such failure is capable of cure, but cannot be cured within such thirty (30) day period, Obligor will have an additional thirty (30) days to cure such failure, provided that Obligor promptly commences such cure upon receipt of the foregoing written notice and, at all times thereafter, diligently pursues such cure. The notice and cure periods set forth in this SECTION 5.1(c) apply only to the extent that the Event of Default in question is not specifically covered by any other subsection of this SECTION 5.1,

            (d) (i) The adjudication of Obligor as a bankrupt or an insolvent,
(ii) the entry of a decree or order for relief in respect of Obligor in an involuntary case under any applicable bankruptcy, insolvency, or other similar law then in effect, (iii) the appointment of a receiver, liquidator, assignee, custodian, trustee, or sequestrator (or other similar official) of Obligor or for any part of any of its property, (iv) the entry of an order for the windup or liquidation of Obligor's affairs or (v) a petition initiating an involuntary case under any such bankruptcy, insolvency, or similar law is filed against Obligor and is pending for ninety (90) days without dismissal,

            (e) If Obligor (i) commences a voluntary case under any applicable bankruptcy, insolvency or other similar law then in effect, (ii) makes any general assignment for the benefit of creditors, (iii) fails generally to pay its debts as such debts become due or (iv) takes any action in furtherance of any of the foregoing,

            (f) If a final judgment for the payment of money on any claim is rendered against Obligor which if undischarged for thirty (30) days after the date of entry, would either individually or in the aggregate with any other judgments against Obligor then of record likely result in the occurrence of a Material Adverse Effect,

            (g) If Obligor revokes or attempts to revoke any Security Document for any of the Obligations or Obligor revokes or attempts to revoke this Agreement,

            (h) If any material Indebtedness or lease of Obligor is accelerated by the lender or lessor thereof before its final maturity,




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                                                               CONTRACT NO. 3297

            (i) If any representation or warranty made in writing to DVI by Obligor in connection with any Loan is incorrect in any material respect or materially misleading when made,

            (j) If there occurs an event of default under any other document, instrument or agreement executed by Obligor or any Affiliate of Obligor and delivered to DVI or any Affiliate of DVI, whether or not constituting a Loan Document, and such event of default is not remedied within the applicable notice, grace or cure period, if any, provided therein,

            (k) If there occurs a suspension of more than thirty (30) consecutive days of the operation of Obligor's business, or the termination of existence or liquidation of Obligor,

            (l) If a change in Control of Obligor occurs or

            (m) If a Material Adverse Effect occurs.

        5.2 GRACE PERIODS AND NOTICE. All notice, grace and cure periods provided herein shall run concurrently with all notice, grace and cure periods provided in any other Loan Documents.

        5.3 SPECIFIC REMEDIES. Upon the occurrence and during the continuance of any Event of Default:

            (a) DVI may, at its option, declare all Obligations owed to it, including, without limitation, all Loans held by DVI, to be due and payable immediately, whereupon they will immediately become due and payable without presentment, demand, protest, or notice of any kind, all of which are hereby expressly waived by Obligor and

            (b) DVI may exercise any right or remedy available to it under this Agreement, any Note, any Security Documents, any other Loan Document or otherwise available at law or in equity.

        5.4 AUTOMATIC ACCELERATION. Upon the occurrence of an Event of Default described in SECTION 5.1(d), (e) or (k) all Obligations shall become immediately due and payable.

        5.5 EQUITABLE RELIEF. Obligor recognizes that in the event Obligor fails to perform, observe or discharge any of its Obligations or liabilities under this Agreement, in certain cases no remedy of law will provide adequate relief to DVI, and DVI shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages or posting any bond.

        5.6 REMEDIES ARE CUMULATIVE. No remedy set forth herein is exclusive of any other available remedy or remedies, but each is cumulative and in addition to every other right or remedy given under this Agreement or under any other agreement between DVI and Obligor or any Surety or now or hereafter existing at law, in equity or by statute. DVI may pursue its rights and remedies concurrently or in any sequence, and no exercise of one right or remedy may be deemed a waiver of, or preclude DVI from electing, any other available right or remedy. Obligor, on its behalf, waives any rights to require DVI to proceed, at any time, against (a) any Surety or any other Person or (b) exhaust any security held from any Surety or any other Person. DVI may at any time and from time to time, without notice to, or consent of, Obligor, and without affecting or impairing the Obligations of Obligor hereunder, do any of the following: (i) renew or extend any Obligations of any Surety, or of any other Person directly or contingently liable for payment of any obligations of any Surety, (ii) accept partial payments of the Obligations of any Surety, (iii) settle, release (by operation of law or otherwise), compound, compromise, collect or liquidate any of the obligations of any Surety and the security therefor in any manner or (iv) consent to the transfer or sale or bid and purchase at any sale of, any security of any Surety. The validity of this Agreement and the Obligations of Obligor are not terminated, affected or impaired by reason of the waiving, delaying, exercising or non-exercising of any of DVI's rights against any Surety or as a result of the substitution, release, repossession, sale, disposition or destruction of any Collateral securing any Obligations of any Surety. Obligor is not released or discharged, either in whole or in part, by DVI's failure or delay to perfect or continue the perfection of any security interest in any Collateral which secures the Obligations of any Surety or to protect the property covered by such security interest.

        5.7 SET-OFF. Without limiting the rights of DVI under applicable law, DVI has and may exercise a right of set-off, a lien against and a security interest in all property of Obligor now or at any time in DVI's or any Affiliate of DVI's possession in any capacity whatsoever, as security for all of Obligor's Obligations. At any time and from time to time following the occurrence of an Event of Default, or an Unmatured Default, DVI may without notice or demand, set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by DVI or any Affiliate of DVI to or for the credit of Obligor against any or all of the Obligations.

        5.8 TIME IS OF THE ESSENCE. Time is of the essence in Obligor's performance of the Obligations.



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                                                               CONTRACT NO. 3297

                              ARTICLE 6 - INDEMNITY

        6.1 GENERAL INDEMNITY. Obligor agrees unconditionally to protect, indemnify, defend and hold harmless DVI and its directors, officers, employees, Affiliates, successors, assigns and agents from and against any loss, cost, liability (including, without limitation, negligence, tort and strict liability), expense (including, without limitation, reasonable fees and disbursements of counsel incurred in investigating, evaluating or defending any suit, demand or claim) and damage on account of any suit or proceeding before any Governmental Authority, whether brought by a Governmental Authority or private Person, demand or claim which arises from, relates to or is in any way connected to the transactions contemplated in this Agreement or otherwise arising in connection with or relating to any Loan and any security therefor, unless such suit, demand or claim is caused solely by the gross negligence or intentional malfeasance of DVI, as determined in a final order issued by a court of competent jurisdiction; provided, that the gross negligence or intentional malfeasance of any Person seeking indemnification shall not deprive any other Person of indemnification to which it is otherwise entitled hereunder. THIS OBLIGATION ON THE PART OF OBLIGOR SURVIVES THE TERMINATION OF THIS AGREEMENT AND THE REPAYMENT OF THE NOTES.

        6.2. COST AND EXPENSES. Obligor agrees to pay on demand all Lender Expenses. Any and all amounts owing under this SECTION 6.2 shall earn interest at the highest rate then being paid under any Note and be secured by the Security Documents.

                            ARTICLE 7 - MISCELLANEOUS

        7.1 DELAY AND WAIVER. No delay or omission to exercise any right shall impair any such right or be a waiver thereof, but any such right may be exercised from time to time and as often as may be deemed expedient. A waiver on one occasion is limited to that particular occasion.

        7.2 COMPLETE AGREEMENT. This Agreement, together with any riders, schedules and exhibits attached hereto are the complete agreement of the parties hereto and supersede all previous understandings relating to the subject matter hereof. This Agreement may be amended only by an instrument in writing that explicitly states that it amends this Agreement and is signed by the party against whom enforcement of the amendment is sought.

        7.3 COUNTERPARTS. This Agreement may be executed in counterparts, each of which will be an original and all of which will constitute a single agreement.

        7.4 SEVERABILITY. If any part of this Agreement or the application thereof to any Person or circumstance is held invalid, the remainder of this Agreement shall be unaffected thereby. The section headings herein are included for convenience only and may not be deemed to be a part of this Agreement.

        7.5 BINDING EFFECT; ASSIGNMENT. This Agreement and the other Loan Documents are binding upon and inure to the benefit of Obligor and DVI and their respective successors and assigns, except that Obligor will not have the right to assign or delegate its rights or obligations under any of such documents. DVI may at any time assign or grant participation in all or any portion of this Agreement or any Note and the amounts due thereunder.

        7.6 INTERPRETATION. All references herein to Obligor or DVI will include their respective successors or assigns. In the event of conflict between the terms of this Agreement and the terms of any Note or other Loan Documents, the terms of this Agreement will govern and control.

        7.7 NOTICES. All notices, requests and other communications made or given in connection with this Agreement or any of the other Loan Documents will be in writing and will be deemed to be received (a) upon personal delivery to the individual or division or department to whose attention notices to a party are to be addressed by private carrier, (b) three (3) business days after being sent by registered or certified mail, return receipt requested or (c) upon confirmed receipt by telecopy or e-mail with the original forwarded by first-class mail, in all cases, with charges prepaid, addressed to Obligor, at the address set forth on the signature pages hereof, and to DVI, at the addresses set forth below:

             To DVI:    DVI Financial Services Inc.       With copy to: DVI, Inc.
                        2500 York Road                                  2500 York Road
                        Jamison, PA  18929                              Jamison, PA  18929
                        Attention:  Chief Credit Officer                Attention:  Legal Department
                        Telephone:  (215) 488-5000                      Telephone:  (215) 488-5000
                        Facsimile:  (215) 488-5010                      Facsimile:  (215) 488-5415
                        E-Mail:  DVI@dvi-inc.com                        E-Mail:  DVI@dvi-inc.com


Any party may change such address by sending notice of the change to the other parties; such change of address is effective only upon actual receipt of such notice by the other parties.

                                                               CONTRACT NO. 3297

        7.8 GOVERNING LAW. ALL ACTS AND TRANSACTIONS HEREUNDER AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO ARE GOVERNED, CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE COMMONWEALTH OF PENNSYLVANIA WITHOUT RESORT TO PRINCIPLES OF CONFLICTS OF LAWS.

        7.9 JURISDICTION. OBLIGOR HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY FEDERAL COURT IN PHILADELPHIA, PENNSYLVANIA, OVER ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT; PROVIDED, HOWEVER, THAT NOTHING CONTAINED HEREIN WILL PROHIBIT DVI FROM INITIATING ACTION AGAINST OBLIGOR OR THE COLLATERAL IN ANY JURISDICTION IN WHICH THEY RESIDE OR ARE LOCATED. SERVICE OF PROCESS IN ANY SUCH PROCEEDING WILL BE EFFECTIVE IF MAILED TO OBLIGOR AT THE ADDRESS DESCRIBED IN SECTION 7.7 OF THIS AGREEMENT. OBLIGOR WAIVES ANY RIGHT IT MAY HAVE TO ASSERT THE DEFENSE OF FORUM NON CONVENIENS OR TO OBJECT TO SUCH VENUE IN ANY SUCH PROCEEDING.

        7.10 WAIVER OF TRIAL BY JURY. DVI AND OBLIGOR HEREBY WAIVE THE RIGHT TO TRIAL BY JURY OF ANY MATTERS ARISING OUT OF THIS AGREEMENT OR ANY OF THE LOAN DOCUMENTS OR THE CONDUCT OF THE RELATIONSHIP BETWEEN DVI AND OBLIGOR. EACH PARTY HERETO ACKNOWLEDGES THAT SUCH WAIVER HAS BEEN GRANTED AFTER CONSULTATION WITH ITS RESPECTIVE COUNSEL.

        7.11 OTHER WAIVERS. Except for notices specifically required hereunder or under the Loan Documents, Obligor waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, release, compromise, notice of default, settlement, extension or renewal of any or all commercial paper, accounts, documents, instruments, chattel paper or guaranties at any time held by DVI on which Obligor may be liable in any way.

        7.12 PRESS RELEASE. No party hereto shall issue any press release or make any public announcement relating to the subject matter of this Agreement or the other Loan Documents without the prior written approval of the other party to this Agreement; provided, however, that any party may make any public disclosure it believes in good faith is required by applicable law.

        7.13 NO THIRD PARTY BENEFICIARIES OR AGENCY. The rights and benefits of this Agreement and the Loan Documents do not inure to the benefit of any third party. Nothing contained herein is intended to permit or authorize Obligor to make any contract on behalf of DVI, nor will this Agreement be construed as creating a partnership, agency, joint venture or making DVI an investor in Obligor.

        7.14 ACCEPTANCE BY DVI. This Agreement and any Note executed hereunder will become effective as of the date first above written only upon written acceptance by DVI, as evidenced by the signature of an authorized officer of DVI on the signature page of this Agreement.



         [THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK]

                                                               CONTRACT NO. 3297


                     SIGNATURE PAGE - MASTER LOAN AGREEMENT


        IN WITNESS WHEREOF, the parties have executed this Agreement by their duly authorized representatives effective as of the date first above written.


DVI FINANCIAL SERVICES INC.


By:   /s/ Mark J. Gallagher
Name:  Mark J. Gallagher
Title:  Director of Credit

OBLIGOR(S):

SUNLINK HEALTHCARE CORP.

By:  /s/ Robert M. Thornton, Jr.
Name:  Robert M. Thornton, Jr.
Title:  CEO

SOUTHERN HEALTH CORPORATION

By:  /s/ Robert M. Thornton, Jr.
Name:   Robert M. Thornton, Jr.
Title: CEO

SOUTHERN HEALTH CORPORATION OF DAHLONEGA, INC.

By :  /s/ Charles T. Adams
Name: Charles T. Adams
Title: CEO

SOUTHERN HEALTH CORPORATION OF ELLIJAY, INC.

By:  /s/ Jeffery Dunn
Name: Jeffery Dunn
Title:  CEO

SOUTHERN HEALTH CORPORATION OF JASPER, INC.

By:  /s/ Earl T. Whiteley
Name:   Earl T. Whiteley
Title:  CEO

SOUTHERN HEALTH CORPORATION OF HOUSTON, INC.

By: /s/ Gary J. Staten
Name: Gary J. Staten
Title:  CEO

CLANTON HOSPITAL, INC.

By:  /s/ Ralph M. Flournoy
Name: Ralph M. Flournoy
Title:  Chief Financial Officer

DEXTER HOSPITAL, INC.

By: /s/  Mark J. Stockslager
Name:  Mark J. Stockslager
Title:  Asst. Secretary